Exhibit 99.1
Kimball Electronics Publishes Annual Sustainability Disclosures with its 2023 Guiding Principles Report
JASPER, Ind.--(BUSINESS WIRE)-- Kimball Electronics, Inc. (Nasdaq: KE) today published its annual sustainability disclosures in its 2023 Guiding Principles Report, themed “How We Are Winning Together The Kimball Way.” Based on sustainability activities, performance, and results in calendar 2023, the Company assessed its progress on material economic, environmental, and social impacts in accordance with the Global Reporting Initiative (GRI) Index standards, the world’s most widely used sustainability framework.
“This Report reflects sustainability’s deep roots in our Guiding Principles, which have been the decades-long foundation for our reputation as a company that customers depend on for lasting relationships,” said Ric Phillips, CEO, Kimball Electronics.
As part of its continued commitment to the highest level of transparency and to fostering trust, the Company obtained third-party assurance from Keramida, which provides sustainability services worldwide and is one of the few companies in the U.S. certified on the GRI framework.
Added Phillips, “Our Guiding Principles Report helps us communicate, and remain accountable to, how we are focusing our efforts to control our most significant ESG risks and develop our greatest ESG opportunities.”
The Report highlights numerous sustainability-related recognitions and accomplishments from 2023:
•Rated #1 among electronics manufacturers, and #4 among all companies across all industries, for ESG risk based on Morningstar Sustainalytics’ criteria
•A “Prime” rating from ISS ESG, which places the Company among the top 10% in the electronics industry
•$324 million in calendar year 2023 revenue in “low carbon” or “no carbon” products, like climate control and smart energy management; smart meters and industrial controls; and green energy, charging, and storage
•A 36% decrease in scope 1+2 market-based greenhouse gas emissions from the Company’s 2019 baseline year
•A 27% reduction in safety incident rate year over year, with an overall rate remaining well below industry averages
•The establishment of three Employee Resource Groups that offer allyship, mentorship, and sponsorship programs and opportunities for underrepresented groups in the EMS industry, including women, LGBTQIA+ employees, and veterans
•Donations of over $310,000 worth of time and treasure to worthy causes worldwide
“Sustainability is part and parcel of our Guiding Principles. We will continue to embrace sustainable, responsible manufacturing practices for our customers while striving to meet the needs of the present without compromising the needs of future generations,” says Doug Hass, Chief Legal & Compliance Officer and Secretary. “This Report demonstrates our unflinching dedication to our four Guiding Principles pillars: Customers, People, Citizenship, and Profits.”
Formerly the Company’s ESG Report, the expanded 2023 Guiding Principles Report is available on Kimball Electronics’ website at www.kimballelectronics.com/esg. It not only complies with the GRI framework but also with the Sustainability Accounting Standards Board’s Electronic Manufacturing Services & Original Design Manufacturing Standard, and the Task Force on Climate-Related Financial Disclosures. The Report also documents how the Company’s sustainability priorities align with and support the United Nations Global Compact’s Ten Principles and the UN Sustainable Development Goals.
About Kimball Electronics, Inc.
Kimball Electronics is a multifaceted manufacturing solutions provider of electronics and diversified contract manufacturing services to customers around the world. From our operations in the United States, China, India, Japan, Mexico, Poland, Romania, Thailand, and Vietnam, our teams are proud to provide manufacturing services for a variety of industries. Recognized for a reputation of excellence, we are committed to a high-performance culture that values personal and organizational commitment to quality, reliability, value, speed, and ethical behavior. Kimball Electronics, Inc. (Nasdaq: KE) is headquartered in Jasper, Indiana.
To learn more about Kimball Electronics, visit: www.kimballelectronics.com.

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